EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

PITTSBURGH, July 20, 2016 - TriState Capital Holdings, Inc. (NASDAQ: TSC) grew earnings per share to $0.24 in the second quarter of 2016, with EPS increasing 20.0% from the second quarter of 2015 and 14.3% from the first quarter of 2016, driven by record non-interest income, continued double-digit growth of loans, and strong credit quality.

Net income for the parent company of TriState Capital Bank and Chartwell Investment Partners was $6.8 million in the second quarter of 2016, increasing 18.2% from $5.7 million in the second quarter of 2015 and 15.9% from $5.8 million in the first quarter of 2016. Net income per diluted share was $0.24 in the second quarter of 2016, compared to $0.20 in the second quarter of 2015 and $0.21 in the first quarter of 2016.

“Very healthy expansion of the company’s banking and investment management businesses contributed to continued earnings growth in the quarter, offsetting the challenging economic dynamics facing financial institutions and asset managers in the first half of 2016,” Chief Executive Officer James F. Getz said. “TriState Capital’s private banking and commercial banking teams continue to deliver double-digit loan growth, while recent investments in our deposit gathering and investment management capabilities showed tangible results in the quarter. The company continues to demonstrate its ability to drive favorable top- and bottom-line growth trends over the long term, even in the low-rate environment TriState Capital has operated in since its inception.”

SECOND QUARTER 2016 HIGHLIGHTS

•	Deposits increased meaningfully, 13.2% from one year prior and 4.8% during the quarter to $2.89 billion

•	Total loans grew 17.3% from one year prior and 3.5% during the quarter to $3.00 billion, supporting TriState Capital’s ongoing long-term compound annual growth goal of 15%

•	Commercial loans grew 8.5% from one year prior and 2.2% during the quarter, and private banking loans grew 28.8% from one year prior and 4.9% during the quarter

•
Strong credit quality further improved, with period-end adverse-rated credits representing 1.89% of total loans and non-performing assets (NPAs) representing 0.59% of total assets, compared to June 30, 2015 adverse-rated credits to total loans of 2.21% and NPAs to total assets of 0.89% of assets

•	Non-interest income grew to a record $11.4 million, or 38.5% of revenues, with Chartwell investment management revenue enhanced by The Killen Group (TKG) acquisition that closed on April 29

•	Assets under management (AUM) grew 23.5% during the quarter to $10.6 billion, reflecting AUM acquired from TKG and legacy Chartwell net inflows that more than offset market depreciation

TriState Capital’s total revenue grew to $29.6 million in the second quarter of 2016, reflecting stable net interest income (NII) and record non-interest income. Revenues increased 12.8% from $26.2 million in the year-ago quarter and 8.5% from $27.3 million in the linked quarter.

TriState Capital’s diverse loan growth continues to bolster revenues in the low-rate environment, with NII totaling $18.2 million in the second quarter of 2016 compared to $16.7 million in the second quarter of 2015 and $18.4 million in the linked quarter. While net interest margin of 2.25% reflects pressure from the sustained low-rate environment, TriState Capital’s business model has generated EPS growth of 60% over the last three years, even as NIM has compressed by 65 basis points over the same period.

Investment management fees of $9.4 million in the second quarter of 2016 reflected Chartwell’s significant growth in new and existing accounts, as well as the contributions of the TKG business acquired on April 29, more than offsetting the impact of market volatility. Chartwell investment management fees were $7.5 million in the year-ago quarter and $7.0 million in the

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linked quarter. On an annualized run-rate basis, Chartwell’s revenues increased to $41.2 million at June 30, 2016, up 36.5% from $30.2 million at June 30, 2015 and 33.5% from $30.9 million at March 31, 2016.

All other non-interest income was $2.0 million in the second quarter of 2016, compared to $2.1 million in the year-ago quarter and $1.9 million in the linked quarter. Total non-interest income was $11.4 million, or 38.5% of total revenue, in the second quarter of 2016, compared to $9.6 million or 36.5% in the year-ago period and $8.9 million or 32.7% in the linked quarter.

The bank’s efficiency ratio for the second quarter of 2016 was 59.63%, compared to 60.78% in the second quarter of 2015 and 59.40% in the first quarter of 2016. Non-interest expenses in the second quarter of 2016 were $19.5 million, or 2.29% of average assets on an annualized basis, compared to $17.6 million, or 2.40%, in the second quarter of 2015. Also, $1.2 million of TriState Capital’s second quarter 2016 non-interest expense represents about two months of compensation and other ongoing costs associated with operating the business acquired from TKG. First quarter 2016 non-interest expenses were $18.0 million, or 2.19% of average assets on an annualized basis.

TriState Capital is projecting an effective tax rate of approximately 34% for the full year 2016.

BALANCE SHEET GROWTH
Loans totaled $3.00 billion at June 30, 2016, increasing 17.3% over balances at June 30, 2015 and 3.5% from March 31. Private banking loans totaled $1.44 billion at June 30, 2016, growing 28.8% from the end of the year-ago quarter and 4.9% from the end of the linked quarter. Commercial loans totaled $1.56 billion at June 30, 2016, growing 8.5% from the end of the year-ago quarter and 2.2% from the end of the linked quarter.

Deposits totaled $2.89 billion at June 30, 2016, increasing 13.2% from June 30, 2015 and 4.8% from March 31. Deposit growth outpaced robust loan growth on the success of initiatives to attract and retain deposits from new and existing clients as a source of low-cost, stable funding.

TriState Capital continues to manage a highly asset-sensitive balance sheet. At June 30, 2016, 86% of TriState Capital’s loan portfolio and 50% of its securities portfolio were floating rate. In addition, 31% of deposits were fixed-rate time deposits.

ASSET QUALITY
TriState Capital’s solid asset quality metrics in the second quarter of 2016 continued to reflect the bank’s ongoing focus on enhancing the risk profile of its loan portfolio, which includes growing its private banking franchise and particularly its portfolio of margin loans secured by marketable securities. Private banking comprised 48% of the total loan portfolio at June 30, 2016.

Non-performing assets (NPAs) were $20.9 million at June 30, 2016, or 0.59% of total assets, compared to $26.7 million, or 0.89% of assets, at June 30, 2015 and $22.9 million, or 0.67%, at March 31, 2016. The decline in NPAs was largely driven by net charge-offs of $1.4 million, primarily reflecting a single previously reserved loan. The company experienced net recoveries on loans previously charged off of $17,000 in the second quarter of 2015 and $450,000 in the first quarter of 2016.

Provision expense was $80,000 in the second quarter of 2016, reflecting TriState Capital’s strong asset quality and growth driven significantly by lower-risk marketable securities backed private banking loans. Provision expense was $185,000 in the second quarter of 2015 and $122,000 in the first quarter of 2016.

The company’s allowance for loan losses represented 0.57% of total loans at June 30, 2016, compared to 0.84% at June 30, 2015 and 0.64% at March 31, 2016. This trend is reflective of the increasing private banking loan portfolio.

INVESTMENT MANAGEMENT
The company completed its previously announced acquisition of TKG during the second quarter 2016, which added $2.0 billion to Chartwell’s assets under management (AUM) at June 30, 2016. Even without TKG’s contributions, Chartwell saw second quarter 2016 net inflows of $21 million, in contrast to outflows across the industry in the first half of the year. Excluding

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TKG assets, new business and new flows from existing accounts totaled $159 million in the second quarter, offsetting outflows of $138 million and market depreciation of $14 million.

Including TKG client assets, Chartwell grew AUM to $10.6 billion at the end of the second quarter of 2016, up 30.4% from $8.1 billion at June 30, 2015 and 23.5% from $8.6 billion at March 31, 2016. Chartwell’s weighted average fee rate was 0.39% at June 30, 2016, with AUM acquired from TKG helping to drive a 3-basis-point increase from 0.36% at March 31, 2016.

Chartwell’s investment management fees, including those acquired from TKG, totaled $9.4 million in the second quarter of 2016. Chartwell’s annualized run-rate revenues increased to $41.2 million at June 30, 2016, increasing 36.5% from $30.2 million at June 30, 2015 and 33.5% from $30.9 million at March 31, 2016.

Chartwell earned $1.5 million in the second quarter, comprising 22% of TriState Capital Holdings’ consolidated net income for the second quarter of 2016.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital continued to maintain capital ratios that exceed the highest required regulatory levels. As of June 30, 2016, TriState Capital Holdings reported ratios of 12.76% for total risk-based capital, 11.25% for tier 1 risk-based capital, 11.25% for common equity tier 1 risk-based capital and 8.41% for tier 1 leverage.

In January 2016, the Board of Directors approved a share repurchase program of up to $10 million, authorizing TriState Capital Holdings to repurchase up to 1,000,000 shares of its common stock. The company repurchased a total of 109,516 shares for approximately $1.4 million during the second quarter of 2016 at an average cost of $13.10 per share. Year to date, the company repurchased a total of 257,722 shares for approximately $3.2 million at an average cost of $12.33 per share.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on July 21 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10089280 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through July 28. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the conference number 10089280.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $3.4 billion in assets, as of June 30, 2016, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $10.6 billion in assets under management, as of June 30, 2016, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For

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further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands)	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Period-end balance sheet data:
Cash and cash equivalents	$114,297	$110,493	$100,235	$114,297	$100,235
Total investment securities	242,217	244,396	224,064	242,217	224,064
Loans held-for-sale	—	—	4,084	—	4,084
Loans held-for-investment	2,997,309	2,896,603	2,554,343	2,997,309	2,554,343
Allowance for loan losses	(17,215)	(18,546)	(21,407)	(17,215)	(21,407)
Loans held-for-investment, net	2,980,094	2,878,057	2,532,936	2,980,094	2,532,936
Goodwill and other intangibles, net	68,134	50,426	51,595	68,134	51,595
Other assets	123,849	116,499	103,454	123,849	103,454
Total assets	$3,528,591	$3,399,871	$3,016,368	$3,528,591	$3,016,368

Total deposits	$2,888,192	$2,756,207	$2,550,695	$2,888,192	$2,550,695
Borrowings, net	259,409	284,358	124,207	259,409	124,207
Other liabilities	43,296	29,064	27,068	43,296	27,068
Total liabilities	3,190,897	3,069,629	2,701,970	3,190,897	2,701,970

Total shareholders' equity	337,694	330,242	314,398	337,694	314,398

Total liabilities and shareholders' equity	$3,528,591	$3,399,871	$3,016,368	$3,528,591	$3,016,368

Income statement data:
Interest income	$23,795	$23,360	$20,481	$47,155	$40,683
Interest expense	5,576	4,983	3,808	10,559	7,347
Net interest income	18,219	18,377	16,673	36,596	33,336
Provision for loan losses	80	122	185	202	1,110
Net interest income after provision for loan losses	18,139	18,255	16,488	36,394	32,226
Non-interest income:
Investment management fees	9,462	7,019	7,514	16,481	15,169
Net gain on the sale and call of investment securities	62	1	—	63	17
Other non-interest income	1,923	1,895	2,062	3,818	3,241
Total non-interest income	11,447	8,915	9,576	20,362	18,427
Non-interest expense:
Intangible amortization expense	438	390	390	828	779
Other non-interest expense	19,019	17,616	17,192	36,635	33,905
Total non-interest expense	19,457	18,006	17,582	37,463	34,684
Income before tax	10,129	9,164	8,482	19,293	15,969
Income tax expense	3,356	3,321	2,754	6,677	5,185
Net income	$6,773	$5,843	$5,728	$12,616	$10,784

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Per share and share data:
Earnings per share:
Basic	$0.25	$0.21	$0.21	$0.46	$0.39
Diluted	$0.24	$0.21	$0.20	$0.45	$0.38
Book value per common share	$11.97	$11.67	$11.23	$11.97	$11.23
Tangible book value per common share (1)	$9.56	$9.89	$9.39	$9.56	$9.39
Common shares outstanding, at end of period	28,211,282	28,300,798	28,000,695	28,211,282	28,000,695
Weighted average common shares outstanding:
Basic	27,549,475	27,679,445	27,718,226	27,601,331	27,804,599
Diluted	28,225,404	28,241,350	28,184,048	28,221,882	28,176,510

Performance ratios:
Return on average assets (2)	0.80%	0.71%	0.78%	0.75%	0.75%
Return on average equity (2)	8.16%	7.15%	7.36%	7.66%	7.01%
Net interest margin (2) (3)	2.25%	2.34%	2.39%	2.29%	2.42%
Bank efficiency ratio (1)	59.63%	59.40%	60.78%	59.51%	61.09%
Efficiency ratio (1)	64.24%	64.55%	65.50%	64.39%	65.52%
Non-interest expense to average assets (2)	2.29%	2.19%	2.40%	2.24%	2.40%

Asset quality:
Non-performing loans	$19,148	$21,152	$24,978	$19,148	$24,978
Non-performing assets	$20,878	$22,882	$26,744	$20,878	$26,744
Other real estate owned	$1,730	$1,730	$1,766	$1,730	$1,766
Non-performing assets to total assets	0.59%	0.67%	0.89%	0.59%	0.89%
Allowance for loan losses to loans	0.57%	0.64%	0.84%	0.57%	0.84%
Allowance for loan losses to non-performing loans	89.90%	87.68%	85.70%	89.90%	85.70%
Net charge-offs (recoveries)	$1,411	$(450)	$(17)	$961	$(24)
Net charge-offs (recoveries) to average total loans (2)	0.20%	(0.06)%	—%	0.07%	—%

Revenue:
Total revenue (1)	$29,604	$27,291	$26,249	$56,895	$51,746
Pre-tax, pre-provision net revenue (1)	$10,147	$9,285	$8,667	$19,432	$17,062

Capital ratios:
Tier 1 leverage ratio	8.41%	8.83%	9.42%	8.41%	9.42%
Common equity tier 1 risk-based capital ratio	11.25%	11.76%	12.23%	11.25%	12.23%
Tier 1 risk-based capital ratio	11.25%	11.76%	12.23%	11.25%	12.23%
Total risk-based capital ratio	12.76%	13.36%	14.45%	12.76%	14.45%

Assets under management	$10,592,000	$8,579,000	$8,124,000	$10,592,000	$8,124,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$105,954	$135	0.51%	$102,680	$133	0.52%	$102,353	$87	0.34%
Federal funds sold	6,041	5	0.33%	6,053	5	0.33%	6,420	2	0.12%
Investment securities available-for-sale	185,477	816	1.77%	176,307	743	1.69%	153,983	465	1.21%
Investment securities held-to-maturity	45,143	457	4.07%	47,278	466	3.96%	40,051	384	3.85%
FHLB stock	11,984	102	3.42%	8,602	97	4.54%	4,178	55	5.28%
Total loans	2,909,217	22,354	3.09%	2,834,964	21,988	3.12%	2,505,646	19,551	3.13%
Total interest-earning assets	3,263,816	23,869	2.94%	3,175,884	23,432	2.97%	2,812,631	20,544	2.93%
Other assets	157,736			137,811			131,856
Total assets	$3,421,552			$3,313,695			$2,944,487

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$145,858	$154	0.42%	$144,473	$153	0.43%	$98,183	$99	0.40%
Money market deposit accounts	1,603,881	2,622	0.66%	1,551,068	2,207	0.57%	1,352,153	1,336	0.40%
Time deposits	852,381	1,827	0.86%	893,449	1,778	0.80%	900,638	1,741	0.78%
Borrowings:
FHLB borrowing	269,670	419	0.62%	187,253	291	0.63%	79,176	78	0.40%
Subordinated notes payable, net	34,376	554	6.48%	34,326	554	6.49%	34,173	554	6.50%
Total interest-bearing liabilities	2,906,166	5,576	0.77%	2,810,569	4,983	0.71%	2,464,323	3,808	0.62%
Noninterest-bearing deposits	147,540			151,940			137,647
Other liabilities	34,075			22,550			30,304
Shareholders' equity	333,771			328,636			312,213
Total liabilities and shareholders' equity	$3,421,552			$3,313,695			$2,944,487

Net interest income (1)		$18,293			$18,449			$16,736
Net interest spread			2.17%			2.26%			2.31%
Net interest margin (1)			2.25%			2.34%			2.39%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	Six Months Ended June 30,
	2016			2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$104,317	$268	0.52%	$110,512	$189	0.34%
Federal funds sold	6,047	10	0.33%	6,115	3	0.10%
Investment securities available-for-sale	180,892	1,559	1.73%	157,713	953	1.22%
Investment securities held-to-maturity	46,211	924	4.02%	37,909	736	3.92%
FHLB stock	10,293	199	3.89%	4,430	262	11.93%
Total loans	2,872,090	44,341	3.10%	2,465,650	38,661	3.16%
Total interest-earning assets	3,219,850	47,301	2.95%	2,782,329	40,804	2.96%
Other assets	147,773			129,762
Total assets	$3,367,623			$2,912,091

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$145,166	$307	0.43%	$106,815	$219	0.41%
Money market deposit accounts	1,577,474	4,829	0.62%	1,305,908	2,556	0.39%
Time deposits	872,915	3,605	0.83%	883,095	3,293	0.75%
Borrowings:
FHLB borrowing	228,461	710	0.62%	89,724	172	0.39%
Subordinated notes payable, net	34,351	1,108	6.49%	34,149	1,107	6.54%
Total interest-bearing liabilities	2,858,367	10,559	0.74%	2,419,691	7,347	0.61%
Noninterest-bearing deposits	149,740			149,681
Other liabilities	28,312			32,712
Shareholders' equity	331,204			310,007
Total liabilities and shareholders' equity	$3,367,623			$2,912,091

Net interest income (1)		$36,742			$33,457
Net interest spread			2.21%			2.35%
Net interest margin (1)			2.29%			2.42%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	June 30, 2016		March 31, 2016		June 30, 2015
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$1,435,545	47.9%	$1,368,971	47.3%	$1,114,342	43.6%
Middle-market banking loans:
Commercial and industrial	573,733	19.1%	612,272	21.1%	631,122	24.7%
Commercial real estate	988,031	33.0%	915,360	31.6%	808,879	31.7%
Total middle-market banking loans	1,561,764	52.1%	1,527,632	52.7%	1,440,001	56.4%
Loans held-for-investment	$2,997,309	100.0%	$2,896,603	100.0%	$2,554,343	100.0%

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TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$23,730	$—	$65	$23,795	$20,429	$—	$52	$20,481
Interest expense	5,025	—	551	5,576	3,259	—	549	3,808
Net interest income (loss)	18,705	—	(486)	18,219	17,170	—	(497)	16,673
Provision for loan losses	80	—	—	80	185	—	—	185
Net interest income (loss) after provision for loan losses	18,625	—	(486)	18,139	16,985	—	(497)	16,488
Non-interest income:
Investment management fees	—	9,517	(55)	9,462	—	7,556	(42)	7,514
Net gain on the sale and call of investment securities	62	—	—	62	—	—	—	—
Other non-interest income	1,922	1	—	1,923	2,062	—	—	2,062
Total non-interest income	1,984	9,518	(55)	11,447	2,062	7,556	(42)	9,576
Non-interest expense:
Intangible amortization expense	—	438	—	438	—	390	—	390
Other non-interest expense	12,299	6,683	37	19,019	11,690	5,497	5	17,192
Total non-interest expense	12,299	7,121	37	19,457	11,690	5,887	5	17,582
Income (loss) before tax	8,310	2,397	(578)	10,129	7,357	1,669	(544)	8,482
Income tax expense (benefit)	2,662	917	(223)	3,356	2,291	633	(170)	2,754
Net income (loss)	$5,648	$1,480	$(355)	$6,773	$5,066	$1,036	$(374)	$5,728

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$47,017	$—	$138	$47,155	$40,577	$—	$106	$40,683
Interest expense	9,457	—	1,102	10,559	6,259	—	1,088	7,347
Net interest income (loss)	37,560	—	(964)	36,596	34,318	—	(982)	33,336
Provision for loan losses	202	—	—	202	1,110	—	—	1,110
Net interest income (loss) after provision for loan losses	37,358	—	(964)	36,394	33,208	—	(982)	32,226
Non-interest income:
Investment management fees	—	16,590	(109)	16,481	—	15,258	(89)	15,169
Net gain on the sale and call of investment securities	63	—	—	63	17	—	—	17
Other non-interest income	3,817	1	—	3,818	3,240	1	—	3,241
Total non-interest income	3,880	16,591	(109)	20,362	3,257	15,259	(89)	18,427
Non-interest expense:
Intangible amortization expense	—	828	—	828	—	779	—	779
Other non-interest expense	24,623	11,977	35	36,635	22,943	10,995	(33)	33,905
Total non-interest expense	24,623	12,805	35	37,463	22,943	11,774	(33)	34,684
Income (loss) before tax	16,615	3,786	(1,108)	19,293	13,522	3,485	(1,038)	15,969
Income tax expense (benefit)	5,653	1,448	(424)	6,677	4,188	1,321	(324)	5,185
Net income (loss)	$10,962	$2,338	$(684)	$12,616	$9,334	$2,164	$(714)	$10,784

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a business purchase combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding non-recurring acquisition related expenses and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2016	2016	2015
Tangible book value per common share:
Total shareholders' equity	$337,694	$330,242	$314,398
Less: intangible assets	68,134	50,426	51,595
Tangible common equity	$269,560	$279,816	$262,803
Common shares outstanding	28,211,282	28,300,798	28,000,695
Tangible book value per common share	$9.56	$9.89	$9.39

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Pre-tax, pre-provision net revenue:
Net interest income	$18,219	$18,377	$16,673	$36,596	$33,336
Total non-interest income	11,447	8,915	9,576	20,362	18,427
Less: net gain on the sale and call of investment securities	62	1	—	63	17
Total revenue	29,604	27,291	26,249	56,895	51,746
Less: total non-interest expense	19,457	18,006	17,582	37,463	34,684
Pre-tax, pre-provision net revenue	$10,147	$9,285	$8,667	$19,432	$17,062

Efficiency ratio:
Total non-interest expense	$19,457	$18,006	$17,582	$37,463	$34,684
Less: non-recurring acquisition related expenses	—	1	—	1	—
Less: intangible amortization expense	438	390	390	828	779
Total non-interest expense, as adjusted (numerator)	$19,019	$17,615	$17,192	$36,634	$33,905
Total revenue (denominator)	$29,604	$27,291	$26,249	$56,895	$51,746
Efficiency ratio	64.24%	64.55%	65.50%	64.39%	65.52%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Bank pre-tax, pre-provision net revenue:
Net interest income	$18,705	$18,855	$17,170	$37,560	$34,318
Total non-interest income	1,984	1,896	2,062	3,880	3,257
Less: net gain on the sale and call of investment securities	62	1	—	63	17
Total revenue	20,627	20,750	19,232	41,377	37,558
Less: total non-interest expense	12,299	12,325	11,690	24,623	22,943
Pre-tax, pre-provision net revenue	$8,328	$8,425	$7,542	$16,754	$14,615

Bank efficiency ratio:
Total non-interest expense (numerator)	$12,299	$12,325	$11,690	$24,623	$22,943
Total revenue (denominator)	$20,627	$20,750	$19,232	$41,377	$37,558
Efficiency ratio	59.63%	59.40%	60.78%	59.51%	61.09%